                                                                     EXHIBIT 3-1



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              SL INDUSTRIES, INC.



TO:  The Secretary of State
     State of New Jersey

       Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

         I.  Name.  The name of the corporation is SL INDUSTRIES, INC.

        II. Registered Office and Agent. The location of the corporation's current registered office in the State of New Jersey is 28 West State Street, Trenton, New Jersey 08608 and the name of the current registered agent thereon and in charge thereof, upon whom process against this corporation may be served, is The Corporation Trust Company.

       III.  Objects.  A.  The objects for which the corporation is formed are:

        (1) To manufacture, purchase or otherwise acquire and to hold, own, mortgage, sell or otherwise dispose of, trade and deal in and with electronic and other components, parts, materials and products.

        (2) To acquire by purchase, assignment, grant, license or otherwise, to apply for, secure, lease or in any manner obtain, to develop, hold, own, use, exploit, operate, enjoy and introduce, to sell, assign, lease, mortgage, pledge, grant licenses and rights of all kinds in respect of, or otherwise dispose of, and generally to deal in and with and turn to account for any or all purposes, either for itself or as nominee or agent for others:

             (a) Any and all inventions, devices, processes, discoveries and formulae, and improvements and modifications thereof and rights and interests therein;

             (b) Any and all letters patent or applications for letters patent of the United States of America or of any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto;

             (c) Any and all copyrights granted by the United States of America or any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto; and

             (d) Any and all trade-marks, trade names, trade symbols, labels, designs and other indications of origin and ownership granted by or recognized under the laws of the United States of America or any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto.

        (3) To manufacture, purchase, sell and generally trade and deal in and with any article, product or commodity produced as the result of or through the use of any such inventions, devices, processes, discoveries, formulae and improvements and modifications thereof, or the like, or any articles, products, commodities, supplies and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto; to grant licenses, sub-licenses, rights, interests and privileges in respect of any of the foregoing, and to supervise or otherwise exercise such control over its licenses or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees for the protection of its rights and interests therein, and to secure to it the payment of agreed royalties or other considerations.

        (4) To carry on and conduct the business of research and development in any and all fields for the purpose of leasing and/or selling such services and the products thereof; including the conception, development, execution and completion of special scientific and engineering projects, on its own behalf and on behalf of any other person, firm, association, corporation, public or private, or the government of the United States of America, or any foreign government, or any political subdivision thereof or any governmental agency.

        (5) To act as agent, manufacturer's agent, sales representative, distributor, representative, dealer, broker, wholesaler, retailer, or in any other capacity as principal or agent, and with any and all persons, firms, partnerships, corporations, and others, and to buy, sell, distribute, export, import, pledge, make advances upon, or otherwise deal in and deal with goods, wares and merchandise of every class and description; to act as dealers, distributors, selling agents or representatives, sectionally, nationally or internationally, of manufacturers, producers, distributors, dealers and others; to establish and maintain dealerships and agencies of all kinds; to represent, in any capacity, manufacturers, wholesalers, jobbers and dealers in the sale and distribution of their products.

        (6) To purchase, lease, rent, construct, erect or otherwise acquire, and to hold, own, operate,conduct, sell, lease or otherwise dispose of factories, manufacturing plants, workshops, laboratories, office buildings, or other structures as may seem necessary, useful or incidental to the proper accomplishment of any of the purposes of the corporation; to purchase, acquire, hold, own, use, deal in, sell, lease, mortgage, pledge or otherwise dispose of real estate or any interests therein without limit as to amount within or without the State of New Jersey, in other states, territories or dependencies of the United States and in foreign countries.

        (7) To manufacture, purchase or otherwise acquire goods, merchandise and personal property of every class, and to hold, own, mortgage, sell or otherwise dispose of, trade, deal in and with the same.

        (8) To purchase, take by devise or bequest, hold, mortgage and convey such real estate as the purposes of the corporation shall require and all other real estate which shall have been conveyed to the corporation by way of security or in satisfaction of debts or purchased at sales upon judgment or decree duly obtained.

        (9) To acquire and pay for in cash, stock or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

       (10) To apply for, obtain, register, purchase,lease or otherwise acquire, and to hold, use, own, operate and introduce and to sell, assign or otherwise dispose of, any trade-marks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under letters patent of the United States or any foreign country, and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trade-marks, trade names, patents, licenses, processes, copyrights, or any such property or rights.

       (11) To purchase hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by, any other corporation or corporations organized under the laws of New Jersey or any other state or any foreign country, always subject, however, to the laws of the State of New Jersey, and while the owner of such stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon.

       (12) To enter into, make, perform and carry out contracts of every kind and for any lawful purpose with any person, firm, association, corporation or body politic or government.

       (13) To borrow or raise money without limit as to amount and to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any of the foregoing and the interest thereon by mortgage upon or pledge, or assignment in trust of the whole or any part of the property of the corporation, and to sell, pledge or otherwise dispose of such bonds and other evidences of indebtedness for the purposes of the corporation.

       (14) To purchase, hold, reissue and sell the shares of its own capital stock, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

       (15) To conduct business in any of the states, territories, possessions or dependencies of the United States, in the District of Columbia, and in any and all foreign countries, and to have one or more offices therein and to hold, purchase, mortgage and convey real and personal property therein without limit as to amount, but always subject to the laws of such state, territory, possession, dependency or country.

       (16) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth and to the same extent as natural persons might or could do, and in any part of the world.

         B. The foregoing clauses shall be construed both as objects and powers and, except where otherwise expressed, such objects and powers shall not be limited or restricted by reference to or inference from the terms of any other clause in this restated certificate of incorporation, but the objects and powers so specified shall be regarded as independent objects and powers,and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

        IV. Shares. A. The total number of authorized common shares of the corporation is six million (6,000,000) shares of the par value of twenty cents ($0.20) per share. The total authorized capital stock of this corporation is ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000.00).

         B. All or any part of such shares of common stock, of the par value of twenty cents ($0.20), may be issued from time to time and for such consideration, not less than the par value thereof, as may be determined and fixed from time to time by the board of directors, as provided by law.

         C. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         D. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock maybe issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

         V. Directors. The directors constituting the current board of directors of the corporation are:

    NAME                             ADDRESS
    ----                             -------
Grant Heilman                        Box 609
                                     Buena Vista, CO 81211

William M. Hess                      33 E. Main St.
                                     Moorestown, NJ 08057

John C. Instone                      Three Greentree Centre
                                     Suite 201
                                     Marlton, NJ 08053

Byrne Litschgi                       Atlantic Bank Building
                                     501 E. Kennedy Blvd.
                                     Tampa, FL 33601

Donald J. Lloyd-Jones                37 Chestnut Hill Lane
                                     Stamford, CT  06903

Marlin Miller, Jr.                   Hill & George Streets
                                     Wyomissing, PA 19610

Mandell Shimberg                     Barnett Bank Building, Suite 400
                                     1000 N. Ashley Drive
                                     Tampa, FL 33602

        VI.  Duration.  The duration of the corporation is to be perpetual.

       VII. Directors' Authority. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         A.  To make, alter and amend the by-laws of the corporation.

         B. To fix and vary the amount of the working capital of the corporation and to determine what, if any, dividends shall be declared and paid.

         C. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         D. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

         E. By a resolution passed by a majority vote of the whole board, if so provided in the by-laws, to designate two or more of its number to constitute an executive committee, which committee shall exercise, as provided in said resolution or in the by-laws, the powers of the board of directors in the management of the business, affairs and property of the corporation during the intervals between the meetings of the directors.

         F. To determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the corporation (other than the stock and transfer books), or any of them, shall be open to the inspection of the stockholders, and the stockholders, rights in this respect are and shall be restricted and limited accordingly.

      VIII. Indemnification. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

        IX. Related Transactions. In the absence of fraud, no contract or other transaction between the corporation and any other corporation or any individual, association or firm shall be in any way affected or invalidated by the fact that any of the directors of the corporation are interested in such other corporation, association or firm or personally interested in such contract or transaction; provided that such interest shall be fully disclosed or otherwise known to the board of directors at the meeting of said board at which such contract or transaction is authorized or confirmed; and provided further that at such meeting there is present a quorum of directors not so interested and that such contract or transaction shall be approved by a majority of such quorum. Any director of the corporation may vote upon any contract or other transaction between this corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

         X. Books and Records. The corporation may have one or more offices within or outside the State of New Jersey at which the directors may hold their meetings and keep the books of the corporation, but the corporation shall always keep at its principal office in New Jersey a transfer book in which the transfers of stock can be made, entered and registered, and also a book containing the names and addresses of the stockholders and the number of shares held by them respectively, which shall be open at all times during the business hours to the examination of the stockholders. Elections of directors need not be by ballot unless the by-laws of the corporation so provide.

        XI. Amendment. Subject to the provisions of Article XII below, the corporation reserves the right to amend, alter or repeal any provision contained in this restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       XII. A. Required Vote for Mergers, Sales of Substantially All of the Corporation's Assets and Dissolution. The affirmative vote of the holders of not less than two-thirds of the votes cast by the holders of the outstanding common shares of the corporation shall be required:

             (1) to adopt any agreement for, or to approve, the merger or consolidation of the corporation with or into any other corporation;

             (2) to authorize any sale, transfer, or exchange of all or substantially all of the assets of the corporation; or

             (3) to authorize or adopt any plan for the dissolution of the corporation;

except that any such action that has been approved by resolution adopted by at least two-thirds of the directors then in office may be authorized by the affirmative vote of a majority of the votes cast by the holders of the common shares of the corporation.

         B.  Higher Vote for Certain Business Combinations.

        (1) When Higher Vote is Required. In addition to any affirmative vote required by law or this restated certificate of incorporation, and except as otherwise expressly provided in subparagraph (3) of this paragraph B:

             (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

             (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

             (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

             (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

             (e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly, or indirectly, of increasing the proportionate share of the outstanding common shares or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding common shares of the corporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise, but such affirmative vote shall be required in addition to any affirmative vote of the holders of the outstanding common shares required by law or this restated certificate of incorporation.

        (2) Definition of "Business Combination". The term "Business Combination" as used in this Article XII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of subparagraph (1) of this paragraph B.

        (3)  When Higher Vote is Not Required. The provisions of subparagraph
(1) of this paragraph B shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this restated certificate of incorporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following clauses (a) and (b) are met:

             (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

             (b) Price, Form of Consideration and Procedural Requirements. All of the following conditions shall have been met:

        (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the common shares in such Business Combination shall be at least equal to the highest amount determined under subclauses (a), (b) and (c) below:

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any common shares acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

             (b) the Fair Market Value per common share on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article XII as the "Determination Date"), whichever is higher; and

             (c) (if applicable) the price per common share equal to the Fair Market Value per common share determined pursuant to subclause
             (b)(i)(b) above, multiplied by the ratio of (1) the highest per common share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any common shares acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per common share on the first day in such two-year period upon which the Interested Shareholder acquired any common shares.

        (ii) The consideration to be received by holders of common shares shall be in cash or in the same form as the Interested Shareholder has previously paid for common shares. If the Interested Shareholder has paid for common shares with varying forms of consideration, the form of consideration shall be either cash or the form used to acquire the largest number of common shares previously acquired by it.

        (iii) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:
        (a) there shall have been (1) no reduction in the annual rate of dividends paid on the common shares (except as necessary to reflect any subdivision of the common shares), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding common shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Shareholder shall have not become the beneficial owner of any additional common shares except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

        (iv) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

        (4)  Certain Definitions.  For the purposes of this Article XII:

             (a) The term "person" shall mean any individual, firm, corporation or other entity.

             (b) The term "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit--sharing,employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                  (i) is the beneficial owner, directly or indirectly, of 10% or more of the outstanding common shares; or

                 (ii) is an Affiliate of the corporation and at any time within the two--year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the outstanding common shares; or

                (iii) is an assignee of or has otherwise succeeded to any common shares which were at any time within the two--year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (c)  A person shall be a "beneficial owner" of common shares:

                 (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                 (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or' understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any common shares.

             (d) For the purposes of determining whether a person is an Interested Shareholder pursuant to clause (b) of this subparagraph (4), the number of common shares deemed to be outstanding shall include shares deemed owned through application of clause (c) of this subparagraph (4) but shall not include any other common shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

             (e) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b--2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 30, 1984.

             (f) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in clause (b) of this subparagraph (4), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

             (g) The term "Disinterested Director" shall mean any member of the Board (i) who was a director on September 30, 1984, or (ii) who is unaffiliated with the Interested Shareholder and who was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, or (iii) any successor of a Disinterested Director if such successor is unaffiliated with the Interested Shareholder and if such successor was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

             (h) The term "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

             (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subclauses (b)(i) and (ii) of subparagraph (3) of this paragraph B shall include the common shares retained by the holders of such shares.

        (5) Powers of Disinterested Directors. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of common shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article XII.

        (6) No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article XII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         C. Alteration, Amendment, Repeal, etc. Notwithstanding any other provisions of this restated certificate of incorporation or the By-Laws of the corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of common shares required by law or this restated certificate of incorporation, the affirmative vote of the holders of 75% or more of the outstanding common shares, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, this Article XII of this restated certificate of incorporation.

      XIII. Captions. The captions contained in this restated certificate are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this restated certificate of incorporation.

        IN WITNESS WHEREOF, the corporation has executed this document on the
1st     day of      March         , 1985.


                                                SL INDUSTRIES, INC.

                                                BY: /s/ JOHN C. INSTONE
                                                    -------------------------
                                                    JOHN C. INSTONE, President
0129c
11585

                                             SL INDUSTRIES, INC.                               FILED

                                           CERTIFICATE OF AMENDMENT                          DEC 2 1985

                                                      OF                                    JANE BURGIO
                                                                                           Secretary of
                                         CERTIFICATE OF INCORPORATION                          State

                 Pursuant to the provisions of Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Certificate:

         1.      The name of the corporation is SL INDUSTRIES, INC.

         2. Article Fourth of the Restated Certificate of Incorporation of SL Industries, Inc. is amended in its entirety to read as set forth on Exhibit A, attached hereto and made a part hereof as if set forth in full herein.

         3. The Amendment to the Restated Certificate of Incorporation was adopted by the shareholders at the annual meeting held on November 21, 1985.

         4. At the time of the adoption of the Amendment to the Restated Certificate of Incorporation, 3,566,574 common shares were entitled to vote thereon.

         5. At the time of adoption of the Amendment to the Restated Certificate of Incorporation, 2,213,652 common shares (84.37% of the votes cast) were voted in favor of adoption of the Amendment and 410,147 shares were voted against adoption of the Amendment.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed this 27th day of November, 1985.

                                             SL INDUSTRIES, INC.

                                             BY: /s/John C. Instone
                                                 -------------------------
                                                JOHN C. INSTONE, President

                                   EXHIBIT A


                         TEXT OF AMENDMENT TO RESTATED
                          CERTIFICATE OF INCORPORATION
                             OF SL INDUSTRIES, INC.



         IV. Shares. The total number of shares of all classes of stock which the corporation shall be authorized to issue is twelve million (12,000,000) shares, divided into six million (6,000,000) shares of Preferred Stock, without par value (herein called "Preferred Stock"), and six million (6,000,000) shares of Common Stock, of the par value of twenty cents ($0.20) per share (herein called "Common Stock").

                              A. Preferred Stock.

         1. The Preferred Stock may be issued in one or more series. The designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong, (b) state whether a dividend shall be payable in cash, stock or otherwise, whether such dividend shall be cumulative or noncumulative and whether the Preferred Stock of such series shall rank on a parity with or junior to other series of Preferred Stock as to dividends, and fix the dividend rate therefor (or the manner of computing the rate of such dividends thereon) (c) fix the amount which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article IV, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distribution of assets upon liquidation (referred to in this Paragraph A of Article IV as "stock ranking junior to the Preferred Stock"), (iii) grant voting rights to the holders of shares of such series in addition to those required by law, (iv) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preferred Stock, (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into other securities, and (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article IV. The term "fixed for such series" and similar terms as used in this Paragraph A shall mean stated and expressed herein or in a resolution or resolutions adopted by the Board or Directors providing for the issue of Preferred Stock of the series referred to therein.

         2. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of any class of stock of the corporation ranking junior to the Preferred Stock, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amounts fixed for such series. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the stocks of the corporation ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

         3. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, shares of Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Paragraph A and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

                                B. COMMON STOCK

         1. All or any part of the authorized shares of Common Stock of the corporation may be issued from time to time and for such consideration, not less than the par value thereof, as may be determined and fixed from time to time by the Board of Directors, as provided by law.

         2. Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing Paragraph A of this Article IV or in any resolution of the Board of

Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

         3. Subject to the provisions of this Article IV, the holders of Common Stock shall be entitled to one vote for each share held at all meetings of the shareholders of the corporation.

         4. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                             C. GENERAL PROVISIONS

         1. At all elections of directors of the corporation, each holder of a class or series of stock entitled to vote for all or some of the directors shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by such class or series, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         2. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                           SL INDUSTRIES, INC.                                F I L E D

                                                                                              NOV 24 1986
                                           CERTIFICATE OF AMENDMENT
                                                            OF                                JANE BURGIO
                                           CERTIFICATE OF INCORPORATION
                                                                                       Secretary of State

         Pursuant to the provisions of Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Certificate:

         1.      The name of the corporation is SL INDUSTRIES, INC.

         2. The first sentence of Article Fourth of the Restated Certificate of Incorporation of SL Industries, Inc. is amended in its entirety to read as follows:

                 "FOURTH:   The total number of shares of all classes of stock
                 which the corporation shall be authorized to issue is thirty-one million (31,000,000) shares, divided into six million (6,000,000) shares of Preferred Stock, without par value (herein called "Preferred Stock"), and twenty-five million (25,000,000) shares of Common Stock, of the par value of twenty cents ($0.20) per share (herein called "Common Stock").


         3. The Amendment to the Restated Certificate of Incorporation was adopted by the shareholders at the annual meeting held on November 20, 1986.

         4. At the time of the adoption of the Amendment to the Restated Certificate of Incorporation 5,055,606 common shares were entitled to vote thereon.

         5. At the time of the adoption of the Amendment to the Certificate of Incorporation, 3,652,264 common shares (94.9% of the votes cast) were voted in favor of the adoption of the Amendment and 149,844 shares were voted against adoption of the Amendment.

                 IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed this 21st day of NOVEMBER, 1986.

                                            SL INDUSTRIES, INC.


                                            By: /s/ John C. Instone
                                               ----------------------
                                                John C. Instone, President

                                             SL INDUSTRIES, INC.                               FILED

                                           CERTIFICATE OF AMENDMENT                         NOV 20 1987

                                                      OF                                    JANE BURGIO
                                                                                           Secretary of
                                         CERTIFICATE OF INCORPORATION                          State

               Pursuant to the provisions of Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Certificate.

         ONE:  The name of the corporation is SL INDUSTRIES, INC.

         TWO: Article VIII of the Restated Certificate of Incorporation is amended in its entirety to read as set forth on Exhibit A, attached hereto and made a part hereof as if set forth in full herein.

         THREE: The Amendment to the Restated Certificate of Incorporation was approved by the Board of Directors and thereafter adopted by the Shareholders at the annual meeting held on November 19, 1987.

         FOUR: At the time of the adoption of the Amendment to the Restated Certificate of Incorporation, 5,377,555 shares of common stock were entitled to vote thereon.

         FIVE: At the time of the adoption of the Amendment to the Restated Certificate of Incorporation, 3,830,492 common shares (86.8% of the votes cast) were voted in favor of adoption of the Amendment, 467,779 shares were voted against adoption of the Amendment, and 114,738 shares abstained from voting.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed this 19th day of November, 1987.


                                                 SL INDUSTRIES, INC.

                                                 By: /s/ Charles A. Shipley
                                                    ---------------------------
                                                    Charles A. Shipley,
                                                          Vice President

                                   EXHIBIT A

"VIII.  Director and Officer Liability and Indemnification.

A. To the fullest extent that the laws of the State of New Jersey, as they exist or may hereafter be amended, permit the limitation or elimination of the liability of directors and officers, no director or officer of this Corporation shall be liable to the Corporation or its shareholders for damages or breach of any duty owed to the Corporation or its shareholders.

B. The Corporation shall indemnify any and all persons whom it has the power to indemnify pursuant to the New Jersey Business Corporation Act against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law and may, in the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement, or other liability, whether or not the Corporation would have the power to so indemnify such person under the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person or any such expenses to the full extent permitted by law nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to acts in his official capacity and as to action in another capacity while holding such office.

C. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal, or any indemnification right of any person arising from any matter occurring prior to such amendment or repeal."

                                                                                                       FILED

                                                                                                    NOV 20 1987

                                                                                                    JANE BURGIO
                                                       CERTIFICATE OF AMENDMENT                    Secretary of
                                                                                                       State
                                                                  OF

                                                     CERTIFICATE OF INCORPORATION

                                                                  OF

                                                         SL INDUSTRIES, INC.


                 SL INDUSTRIES, INC., a New Jersey corporation (the "Corporation"), certifies as follows:

                 FIRST: The name of the corporation is SL Industries, Inc.

                 SECOND: Under the authority contained in Article IV, Section
A.1 of the charter of the Corporation, the Board of Directors of the Corporation on June 4, 1987 classified 250,000 unissued shares of the Preferred Stock of the Corporation as 250,000 shares of "Series A Junior Participating Preferred Stock."

                 THIRD: A description of the Series A Junior Participating Preferred Stock including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

                 Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Stock"), without par value, and the number of shares constituting such series shall be 250,000.

                 Section 2. Dividends and Distributions.

                          (A) Subject to the prior and superior rights of the
holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Stock with respect to dividends, the holders of shares of Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, semi-annual dividends payable in cash during the months of May and November, in each year (each such date being referred to herein as a "Semi-Annual Dividend Payment Date"), commencing on the first Semi-Annual Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $8.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.20 per share, of the Corporation (the "Common Stock") since the immediately preceding Semi-Annual Dividend Payment Date, or with respect to the first Semi-Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock. In the event the Corporation shall at any time after December 13, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series A Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semi-Annual Dividend Payment Date and the next subsequent Semi-Annual Dividend Payment Date, a dividend of $8.00 per share on the Series A Stock shall nevertheless be payable on such subsequent Semi-Annual Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from the Semi-Annual Dividend Payment Date next preceding the date of issue of such shares of Series A Stock, unless the date of issue of such shares is prior to the record date for the first Semi-Annual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Semi-Annual Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Stock entitled to receive a semi-annual dividend and before such Semi-Annual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Semi-Annual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                 Section 3. Voting Rights. The holders of shares of Series A Stock shall have the following voting rights:

                          (A) Subject to the provision for adjustment
hereinafter set forth, each share of Series A Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          (B) Except as otherwise provided herein or by law,
the holders of shares of Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                          (C)     (i) If at any time dividends on any Series A
Stock shall be in arrears in an amount equal to three semi-annual dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous semi-annual dividend periods and for the current semi-annual dividend period on all shares of Series A Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of preferred stock (including holders of the Series A Stock) with dividends in arrears in an amount equal to three semi-annual dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                                  (ii) During any default period, such voting
rights of the holders of Series A Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor the right of the holders of any other series of preferred stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of the preferred stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of preferred stock of such voting right. At any meeting at which the holders of preferred stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the preferred stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the preferred stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of preferred stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Stock.

                                  (iii) Unless the holders of preferred stock
shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of preferred stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of preferred stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of preferred stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of preferred stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of preferred stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                                  (iv) In any default period, the holders of
Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of preferred stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (y) the Directors so elected by the holders of preferred stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (z) any vacancy in he Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (z) of the foregoing sentence.

                                  (v) Immediately upon the expiration of a
default period, (x) the right of the holders of preferred stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of preferred stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the charter or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the charter or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                          (D) Except as set forth herein, holders of Series A
Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                 Section 4. Certain Restrictions.

                          (A) Whenever semi-annual dividends or other dividends
or distributions payable on the Series A Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding shall have been paid in full, the Corporation shall not:

                                  (i) declare or pay dividends on, make any
other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

                                  (ii) declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                  (iii) redeem or purchase or otherwise acquire
for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Stock;

                                  (iv) purchase or otherwise acquire for
consideration any shares of Series A Stock, or any shares of stock ranking on a parity with the Series A Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                          (B) The Corporation shall not permit any subsidiary
of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                 Section 5. Reacquired Shares. Any shares of Series A Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                 Section 6. Liquidation, Dissolution or Winding Up.

                          (A) Upon any liquidation (voluntary or otherwise),
dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of Series A Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Stock and Common Stock, respectively, holders of Series A Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect the Series A Stock and Common Stock, on a per share basis, respectively.

                          (B) In the event, however, that there are not
sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                          (C) In the event the Corporation shall at any time
after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, securities, cash or any other property, or any combination thereof, then in any such case the shares of Series A Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 8. No Redemption. The shares of Series A Stock shall not be redeemable.

                 Section 9. Ranking. The Series A Stock shall rank junior to all other series of the Corporation's preferred stock as to the payments of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                 Section 10. Amendment. The charter of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Stock, voting separately as a class.

                 Section 11. Fractional Shares. Series A Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Stock.

                 FOURTH: The Restated Certificate of Incorporation of SL Industries, Inc., is amended so that the designation and number of shares of Series A Junior Participating Preferred Stock, and the relative rights, preferences and limitations of the Series A Junior Participating Preferred Stock, are as stated in paragraph Third.

                 IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed in its name and on its behalf on this 19th day of November, 1987.

                                          SL INDUSTRIES, INC.

                                          By  /s/ Charles A. Shipley, V.P.
                                            ------------------------------

                              SL INDUSTRIES, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


                 Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

                 ONE:  The name of the corporation is SL INDUSTRIES, INC.

                 TWO: The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 21st day of November, 1997:

                          RESOLVED, that Article IV of the Certificate of
                 Incorporation be amended by deleting Section C1, relating to cumulative voting, in its entirety and renumbering Section C2 as Section C1.

                 THREE: The number of shares outstanding at the time of the adoption of the amendment was 5,539,937. The total number of shares entitled to vote thereon was 5,487,280.

                 FOUR: The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment Against Amendment             Number of Shares Voting
-------------------------------------------------------             -----------------------
                 2,812,339                                                988,478

                 FIVE: The effective date of this Amendment to the Certificate of Incorporation shall be the date of filing. Dated this 22nd day of October, 1998.

                                  SL INDUSTRIES, INC.

                                  By:   /s/ James E. Morris
                                      -----------------------------------------
                                           James E. Morris
                                           Vice President, Corporate Controller
                                                and Treasurer